EXHIBIT 4.1
Number                                                                    Shares





               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                             NUOASIS LAUGHLIN, INC.
                     AUTHORIZED TO ISSUE 100,000,000 SHARES

75,000,000 COMMON SHARES                             25,000,000 PREFERRED SHARES
PAR VALUE $0.001 EACH                                      PAR VALUE $0.001 EACH


This Certifies that                                              is the owner of

                                            fully paid and non-assessable Shares

                      of the Common Shares of NUOASIS LAUGLIN, INC.transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

      In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the
Corporation this                      day of                   A.D.





SECRETARY                                                              PRESIDENT